EXHIBIT 23.3


Gvilli & Co. C.P.A. (isr.)
[HEBREW OMITTED]                                       38900          5491
                                                       Phone: 04 - 6372740
                                                       Fax: 04 - 6272130
                                                       E-mail: ir@gvilicpa.co.il



            Independent Registered Public Accounting Firm's Consent



We consent to the inclusion in this Registration Statement of Finotec Group, Inc. and subsidiaries on Form SB-2 of our report dated March 29, 2007, with respect to our audits of the Financial Statements of Finotec Group, Inc. and subsidiaries as of January 31, 2007 and the related statements of operations, changes in stockholders equity, and cash flows for the two years ended January 31, 2007 and 2006, which report appears in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm under the heading "Interests of Named Experts" in such Prospectus.



Gvilli & co.
/s/ Gvilli and co.
Caesarea, Israel
May 14, 2007






                                                                    ------------
                                                                    Gvilli & Co.
                                                                    ------------